Exhibit 23.3
                                                                    ------------



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated March 19, 2002, except for Note 11 for which the date is December 19, 2002 relating to the financial statements and financial statement schedules of Air Methods Corporation, which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.




PricewaterhouseCoopers LLP
Salt Lake City, Utah
January 9, 2003


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